Exhibit 10.3

SECOND AMENDMENT

TO ASSET-BASED LOAN CREDIT AGREEMENT AND FIRST AMENDMENT TO

ABL SECURITY AGREEMENT

THIS SECOND AMENDMENT TO ASSET-BASED LOAN CREDIT AGREEMENT AND FIRST AMENDMENT TO ABL SECURITY AGREEMENT (this “Amendment”) is dated as of February 5, 2010 and is entered into by and among Express Holding, LLC, a Delaware limited liability company (“Holdings”), Express, LLC, a Delaware limited liability company (the “Borrower”), WELLS FARGO RETAIL FINANCE, LLC (“Wells Fargo”) and Wells Fargo, as administrative agent (the “Administrative Agent”), the Lenders signatory hereto, and for purposes of Section IV hereof, the Guarantors listed on the signature pages hereto, and is made with reference to (i) that certain ASSET-BASED LOAN CREDIT AGREEMENT dated as of July 6, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement” and after giving effect to this Amendment, the “Amended Agreement”) by and among the Borrower, Holdings, the subsidiaries of the Borrower named therein, the Lenders, the Administrative Agent and Collateral Agent, and (ii) that certain ABL SECURITY AGREEMENT dated as of July 6, 2007 ((as amended, supplemented or otherwise modified through the date hereof, the “ABL Security Agreement”) by and among the Borrower, Holdings, the subsidiaries of the Borrower named therein, and Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Loan Parties have requested that Required Lenders agree to amend certain provisions of the Credit Agreement and the ABL Security Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Required Lenders are willing to agree to such amendments relating to the Credit Agreement and the ABL Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1.01: Certain Defined Terms.

Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Second Amendment” means that certain Second Amendment to Asset-Based Loan Credit Agreement and First Amendment to ABL Security Agreement dated as of February, 5, 2010 among the Borrower, Holdings, Administrative Agent, Collateral Agent, the financial institutions and the Guarantors listed on the signature pages thereto.

“Second Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the Second Amendment.

“Minimum Liquidity” means, with respect to the Parent and its Subsidiaries, as of any time of determination, the sum of (i) available and unrestricted cash, (ii) Cash Equivalents, and (iii) Excess Availability.

“Newco” means a newly formed subsidiary of Parent to be formed in connection with the incurrence of debt permitted under Section 5.02(b)(xix) hereof.

“Opco Bonds” has the meaning specified in Section 5.02(b)(xix).

“TopCo Credit Agreement” means that certain Credit Agreement, dated as of July 26, 2008, among Express Topco LLC, the lenders party thereto and KKR SCF Loan Administration, LLC, as administrative agent.

1.2	Amendments to Section 1.01.

Section 1.01 of the Credit Agreement is hereby amended by:

(a) replacing the table set forth in the definition of “Applicable Margin” in its entirety with the following:

Excess Availability	Base Rate Advances	Eurodollar Rate Advances
Level I Less than $100,000,000	1.25%	2.25%
Level II $100,000,000 or greater	1.00%	2.00%

(b) amending the definition of “Change of Control” by inserting the following sentence at the end thereof:

“As used in this definition of “Change of Control”, Parent shall be deemed to be a reference to Parent, or any direct or indirect holding company of Parent.”

1.3	Amendment to Section 2.08(a).

Section 2.08(a) of the Credit Agreement is hereby amended by replacing the reference therein to “1/4 of 1%” with “1/2 of 1%.”

1.4	Amendments to Section 5.02(b).

Section 5.02(b) of the Credit Agreement is hereby amended by removing the “and” that occurs at the end of Clause (xvii) thereof, replacing the “.” that occurs at the end of Clause (xviii) thereof, with an “; and”, and adding the following provision at the end thereof:

“(xix) Debt consisting of senior unsecured notes (“Opco Bonds”) of the Borrower and Newco and the guaranty thereof by the other Loan Parties (including any unsecured exchange notes and related guarantees issued pursuant to a customary registration rights agreement) in an aggregate principal amount not to exceed $250,000,000 outstanding at any time, so long as (i) such Debt does not have scheduled principal payments on or before the Termination Date and (ii) after giving effect to the incurrence of such Debt, the Parent and its Subsidiaries are in pro forma compliance with the covenant set forth in Section 5.05 of the Term Loan Facility Credit Agreement and any unsecured Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Opco Bonds and guarantees of the Opco Bonds; provided that (A) the amount of such extending, refunding or refinancing Debt does not result in an increase in the aggregate principal or facility amount thereof (plus the amount of any premium paid in respect of such Debt in connection with any such extension, refunding or refinancing and plus the amount of reasonable expenses incurred by Parent and its Subsidiaries in connection therewith), (B) such Debt does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Debt being extended, refunded or refinanced, (C) such Debt does not have a final maturity earlier than the final maturity of the Debt being extended, refunded or refinanced, (D) such Debt does not have scheduled principal payments on or before the Termination Date and (E) the direct and contingent obligors therefor shall not be changed (unless any contingent obligor is released), as a result of or in connection with such extension, refunding or refinancing.”

1.5	Amendment to Section 5.02(f).

(a) Section 5.02(f)(vii)(E) of the Credit Agreement is hereby amended by replacing clause (2) thereof in its entirety with the following:

(2) immediately after giving effect to such purchase or other acquisition, the Parent and its Subsidiaries shall have a Leverage Ratio (calculated on a pro forma basis) not to exceed 2.5:1.0, such compliance to be determined as of the last day of the most recently ended Measurement Period; and

(b) Section 5.02(f)(vii)(G) of the Credit Agreement is hereby amended by replacing the reference therein to “$20,000,000” with “$30,000,000.”

1.6	Amendments to Section 5.02(g).

Section 5.02(g) of the Credit Agreement is hereby amended as follows:

(a) by replacing the reference in clause (x) therein to “$20,000,000” with “$30,000,000.”

(b) by removing the “and” that occurs at the end of Clause (x) thereof, replacing the “.” that occurs at the end of Clause (xi) thereof, with “;”, and adding the following provisions at the end thereof:

“(xii) so long as (A) no Event of Default shall have occurred and be continuing at such time or would result therefrom and (B) on a pro forma basis both before and for a period of twelve consecutive months after giving effect to such cash dividend, Parent and its Subsidiaries shall have Minimum Liquidity no less than $135,000,000 (of which at least $40,000,000 shall be in the form of available and unrestricted cash and Cash Equivalents), Borrower may make payments to Parent with the net cash proceeds of Debt incurred pursuant to Section 5.02(b)(xix), and Parent may subsequently use such payments to declare and pay cash dividends to Parent’s equity holders and to purchase, redeem or otherwise acquire Parent’s Equity Interests for cash, provided that no less than $150,000,000 of such payments (plus any applicable prepayment premium, plus accrued and unpaid interest (including interest paid in kind) thereon, but in no event shall such interest paid be in excess of $5,000,000) shall be used to prepay or repay Debt outstanding under the TopCo Credit Agreement;

(xiii) so long as (A) no Event of Default shall have occurred and be continuing at such time or would result therefrom and (B) on a pro forma basis both before and for a period of twelve consecutive months after giving effect to such cash dividend, Parent and its Subsidiaries shall have Minimum Liquidity no less than $135,000,000 (of which at least $40,000,000 shall be in the form of available and unrestricted cash and Cash Equivalents), Borrower may declare and pay additional cash dividends to Parent on or about the closing date of the issuance of the Opco Bonds, and Parent may subsequently on or about the closing date of the issuance of the Opco Bonds declare and pay additional cash dividends to Parent’s equity holders or Parent may use such additional dividends from Borrower to purchase, redeem or otherwise acquire Parent’s Equity Interests for cash; and

(xiv) so long as (A) no Event of Default shall have occurred and be continuing at such time or would result therefrom and (B) on a pro forma basis both before and for a period of twelve consecutive months after giving effect to such cash dividend, Parent and its Subsidiaries shall have Minimum Liquidity no less than $100,000,000, Borrower may pay distributions to Parent, and Parent may subsequently pay distributions to Express Topco, LLC in an aggregate amount not to exceed $20,250,000 per Fiscal Year, to the extent necessary to permit Express Topco, LLC to make regularly scheduled interest payments in respect of the TopCo Credit Agreement in accordance with the terms thereof, provided that such distributions reduce the amount of any Restricted Payments that could be available pursuant to Section 5.02(g)(ii).”

1.7	Amendment to Section 5.02(j).

Section 5.02(j) of the Credit Agreement is hereby amended

(a) by replacing the reference therein to “$20,000,000” with “$30,000,000;”

(b) by adding the words “or voluntarily prepay, redeem, purchase defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the Opco Bonds (other than pursuant to a refinancing permitted under Section 5.02(b)(xix))” after the words “Subordinated Debt” in clause (i); and

(c) by adding the words “the Opco Bonds (unless pursuant to a refinancing permitted under Section 5.02(b)(xix)) or” immediately prior to the words “any Subordinated Debt” in clause (ii).

1.8	Amendment to Section 5.02(k).

Section 5.02(k) of the Credit Agreement is hereby amended by adding the words “or of the Opco Bonds (unless pursuant to a refinancing permitted under Section 5.02(b)(xix))” after the words “any Related Document.”

1.9	Amendment to Section 5.03(g).

Section 5.03(g) is deleted in its entirety and the following substituted in its stead:

(g) Monthly Financials. From and after any date on which Excess Availability plus Eligible Cash Collateral is less than $40,000,000 and until the date that Excess Availability plus Eligible Cash Collateral has equalled or exceeded $40,000,000 for 90 consecutive days, within 30 days after the end of each month, a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such month and a consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP (other than the absence of footnotes), together with a certificate on behalf of the Parent signed by a Responsible Officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

1.10	Amendment to Section 5.03(m).

Section 5.03(m) of the Credit Agreement is hereby amended by replacing each reference therein to “$20,000,000” with “$30,000,000.”

1.11	Amendment to Section 5.04(a).

Section 5.04(a) of the Credit Agreement is amended and restated in its entirety to provide as follows:

“(a) the ownership of all outstanding Equity Interests in the Borrower and Newco,”

1.12	Amendment to Section 5.05(a).

Section 5.05(a) of the Credit Agreement is hereby amended by replacing each reference therein to “$20,000,000” with “$30,000,000.”

1.13	Amendment to Section 5(e) of ABL Security Agreement

Section 5(e) of the ABL Security Agreement is hereby amended by replacing each reference therein to “$20,000,000” with “$30,000,000.”

1.14	Amendment to Section 5(g) of ABL Security Agreement

Section 5(g) of the ABL Security Agreement is hereby amended by replacing each reference therein to “$20,000,000” with “$30,000,000.”

SECTION II. CONDITIONS TO EFFECTIVENESS

Other than the amendment contained in Section 1.11 of the Second Amendment, which shall be effective immediately upon satisfaction of Section IIA of the Second Amendment, this Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution. Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Loan Parties (ii) a counterpart signature page of this Amendment duly executed by each of the Required Lenders.

B. Fees. The Administrative Agent shall have received all fees and other amounts due and payable by Borrower on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement of the reasonable out-of-pocket fees and expenses of a single counsel to the Administrative Agent and payment of all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

C. Amendment Fees. The Administrative Agent shall have received, on behalf of each Required Lender which executes and submits to the Administrative Agent a signature page hereto at or prior to 5:00 PM (New York time), on February 5, 2010, an amendment fee equal to 0.25% of the outstanding Commitments held by such Lenders as of such date.

D. Representations and Warranties. The representations and warranties contained in Section III and IV of this Amendment are be true and correct in all material respects on and as of the date hereof and on the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

E. Newco. Administrative Agent and Collateral Agent shall have received (i) a guaranty supplement in the form of Exhibit E to the Credit Agreement, and (ii) a security agreement supplement in the form of Exhibit A to the Security Agreement, in each case duly executed by Newco.

F. Senior Unsecured Notes. The receipt by the Administrative Agent of the fully executed instruments, documents and agreements relating to the Opco Bonds, each in form and substance reasonably satisfactory to the Administrative Agent (whose consent shall not be unreasonably delayed or withheld, it being understood and agreed that the draft description of notes relating to the Opco Bonds dated February 3, 2010 is reasonably satisfactory to the Administrative Agent, but any amendment, modification or waiver thereof that is materially adverse to the Lenders shall be subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed). The issuance of the Opco Bonds permitted under Section 5.02(b)(xix) shall have been consummated.

G. Term Loan Facility. The receipt by the Administrative Agent of (i) the fully executed amendment to the Term Loan Facility Documents, each in form and substance reasonably satisfactory to the Administrative Agent (whose consent shall not be unreasonably delayed or withheld), and (ii) any requisite consents of the lenders under the Term Loan Facility to the issuance of the Opco Bonds, and to the extent necessary, this Amendment.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce the Required Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Loan Party, which is party hereto, has all requisite power and authority (including, without limitation, all Governmental Authorizations) to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment and the other Loan Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party.

C. No Conflict. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement and the other Loan Documents are within such Loan Party’s power, have been duly authorized by all necessary action, and do not (i) contravene such Loan Party’s charter, bylaws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, statute, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, except for violations that (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, except for violations, defaults or the creation of such rights that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, or (iv) except as permitted under the Amended Agreement and for the Liens created under the Loan Documents, Term Loan Facility Loan Documents and Permitted Liens, result in or require the creation of imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries is in compliance with all applicable laws, rules and regulations, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

D. Governmental Consents. No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by any Loan Party of this Amendment, the Amended

Agreement or any of the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under any of the Collateral Documents (including the first priority nature and second priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under this Amendment, the Amended Agreement, the other Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (w) the authorizations, approvals, actions, notices and filings contemplated by the Collateral Documents and those listed on Schedule 4.01(e) of the Credit Agreement as amended by the Amendment, (x) those authorizations, approvals, actions, notices and filings, the failure of which to obtain, take, give or make could not be reasonably expected to have a Material Adverse Effect, (y) notices and filings which customarily are required in connection with the exercise of remedies in respect of the Collateral and (z) landlord consents and waivers.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and by equity principles (regardless of whether such enforceability is sought in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article IV of the Amended Agreement are true and correct in all material respects on and as of the date hereof and on the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the date hereof and on the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the consent of such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document in order to effect the amendments to the Credit Agreement pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the date hereof and on each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) Except for the amendments expressly set forth herein, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

E. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	EXPRESS, LLC

	By:	/s/ Matt Moellering
	Name:	Matt Moellering
	Title:	Chief Financial Officer

GUARANTORS:	EXPRESS HOLDING, LLC

	By:	/s/ Matt Moellering
	Name:	Matt Moellering
	Title:	Chief Financial Officer

EXPRESS GC, LLC

	By:	/s/ Matt Moellering
	Name:	Matt Moellering
	Title:	Chief Financial Officer

WELLS FARGO RETAIL FINANCE, LLC,
as Administrative Agent

By:	/s/ Jennifer L. Blanchette
Authorized Signatory

WELLS FARGO RETAIL FINANCE, LLC,
As Lender

By:	/s/ Jennifer L. Blanchette
Authorized Signatory

Allied Irish Banks, p.l.c.,
As Lender

By:	/s/ Brent Phillips
Brent Phillips
Vice President

Allied Irish Banks, p.l.c.,
As Lender

By:	/s/ Martin Chin
Martin Chin
Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
As Lender

By:	/s/ Peter F. Crispino
Peter F. Crispino
Duly Authorized Signatory

UPS Capital Corporation,
As Lender

By:	/s/ William H. Talbot
Authorized Signatory